Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Contingent Income Auto-Callable Securities

Linked to

Two or More Indices

Product Supplement

Dated May 2, 2016

(To Prospectus dated April 29, 2016)

Contingent Income Auto-Callable Securities

Linked to Two or More Indices

UBS AG from time to time may offer and sell Contingent Income Auto-Callable Securities, which we refer to as the “securities”, linked to two or more indices (each, an “underlying index” and together the “underlying indices”). This product supplement describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities that we offer, including the names of the underlying indices, and the specific manner in which such securities may be offered, will be described for each particular offering of securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms of the securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus. Except as otherwise described in the applicable pricing supplement, the general terms of the securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)

Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.

Issue Price:	The issue price per security will be set equal to 100% of the principal amount of each security.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each security will have a principal amount of $10 per security (with a minimum investment of 100 securities for a total of $1,000).

Contingent Payment:	The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable pricing supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement, as described further under “General Terms of the Securities — Contingent Payment”. UBS will pay you a contingent payment during the term of the securities, periodically in arrears on each contingent payment date under the conditions described below:

➤	If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on the applicable determination date, UBS will pay for each security you hold the contingent payment applicable to such determination date.

➤	If the closing level of any one of the underlying indices is less than its respective coupon barrier level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

Contingent payments on the securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing level of any one of the underlying indices is less than its respective coupon barrier level.

Early Redemption:	The securities will be redeemed early (an “early redemption”) by UBS if the closing levels of all of the underlying indices on any determination date prior to the final determination date are equal to or greater than their respective call threshold levels. If the securities are redeemed early, UBS will pay on the applicable contingent payment date a cash payment per security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date. Following an early redemption, no further amounts will be owed to you under the securities.

Payment at Maturity:	If the securities are not redeemed early, at maturity, UBS will pay a cash payment per security that you hold, as described below:

➤	If the final levels of all underlying indices are equal to or greater than their respective downside threshold levels, UBS will pay you for each security you hold a cash payment per security equal to your principal amount plus, if the final levels of all underlying indices are also equal to or greater than their respective coupon barrier levels, the contingent payment otherwise due on the maturity date.

➤	If the final level of any underlying index is less than its respective downside threshold level, UBS will pay you for each security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the least performing underlying index, for an amount equal to:

$10 + ($10 × Underlying Return of the Least Performing Underlying Index).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed early, you may lose some or all of your initial investment. Specifically, if the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

Least Performing Underlying Index:	The underlying index with the lowest underlying return as compared to the other underlying indices.

Underlying Return (for each Underlying Index):	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Final Level – Initial Level

Initial Level

Initial Levels:	The closing level of each underlying index on the pricing date as set forth in the applicable pricing supplement as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

Final Levels:	The closing level of each underlying index on the final determination date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

Pricing Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Original Issue Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Determination Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Maturity Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

Call Threshold Level:	A specified level of each underlying index as set forth in the applicable pricing supplement.

Downside Threshold Level:	A specified level of each underlying index that is less than its respective initial level as set forth in the applicable pricing supplement.

Coupon Barrier Level:	A specified level of each underlying index that is less than its respective initial level as set forth in the applicable pricing supplement.

Determination Dates:	One or more dates that will be specified in the applicable pricing supplement. Determination dates are subject to postponement in the event of certain market disruption events as described under “General Terms of the Securities – Market Disruption Events”.

Contingent Payment Dates:	Each contingent payment date will generally be two to five business days following the relevant determination date as set forth in the applicable pricing supplement. The last possible contingent payment date will be the maturity date.

No Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

The specific terms of any securities that we offer, including the names of the underlying indices, and the specific manner in which such securities may be offered, will be described for each particular offering of securities in the applicable pricing supplement.

See “Risk Factors” beginning on page PS-18 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated May 2, 2016

ADDITIONAL INFORMATION ABOUT THE CONTINGENT INCOME AUTO-CALLABLE SECURITIES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the securities are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the securities, may be linked, and any applicable pricing supplement related to the securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➤	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

➤	Index Supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of this document.

ii

Product Supplement

Product Supplement Summary	PS-1
What are the Contingent Income Auto-Callable Securities?	PS-1

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7

iii

Product Supplement Summary

This product supplement describes terms that will apply generally to the securities. On the pricing date for each offering of the securities, UBS will prepare a pricing supplement. The pricing supplement will specify the specific pricing terms for that issuance and any changes to the general terms specified below. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “securities”, we mean Contingent Income Auto-Callable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated April 29, 2016, of UBS. References to the “index supplement” mean the UBS index supplement, dated April 29, 2016, of UBS. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your securities unless the context otherwise requires.

If there is any inconsistency between the terms of the securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus.

What are the Contingent Income Auto-Callable Securities?

The Contingent Income Auto-Callable Securities (the “securities”) are unsubordinated, unsecured debt securities issued by UBS, the return on which is linked to the performance of two or more indices (each, an “underlying index” and together the “underlying indices”). The underlying indices will be specified in the applicable pricing supplement to this product supplement.

Contingent Payments

UBS will pay you the applicable contingent payment for each security you own during the term of the securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on the applicable determination date. However, if the closing level of any one underlying index is less than its respective coupon barrier level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable pricing supplement, calculated based upon a rate per annum (the “contingent payment rate”), as described further under “General Terms of the Securities — Contingent Payment”. The “coupon barrier levels” are specified levels of the underlying indices that are less than their respective initial levels as set forth in the applicable pricing supplement. Unlike ordinary debt securities, UBS will not necessarily pay contingent payments. You must be willing to accept that if the closing level of any underlying index is less than its respective coupon barrier level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date.

Payment upon Early Redemption

If the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any determination date prior to the final determination date, UBS will redeem the securities early (an “early redemption”). If we redeem the securities early, UBS will pay on the applicable contingent payment date a cash payment per security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date (the “early redemption amount”).

The “call threshold levels” are specified levels of the underlying indices as set forth in the applicable pricing supplement.

Payment at Maturity

If the securities are not redeemed early, at maturity, UBS will pay you a cash payment for each security that you hold, calculated as follows:

➤	If the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels, UBS will pay you a cash payment per Security equal to your principal amount plus, if the final levels of all the underlying indices are also equal to or greater than their respective coupon barrier levels, the contingent payment otherwise due on the maturity date.

➤	If the final level of any underlying index is less than its respective downside threshold level, UBS will pay you for each security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss on your investment that is equal to the underlying return of the least performing underlying index, for an amount equal to:

$10 + ($10 × Underlying Return of the Least Performing Underlying Index).

You must be willing to risk losing all of your initial investment if (i) the securities are not redeemed early and (ii) the final level of any underlying index is less than its respective downside threshold level on the final determination date. Unlike ordinary debt securities, UBS will not necessarily repay the principal amount of the securities at maturity.

The “downside threshold levels” are specified levels of the underlying indices that are less than their respective initial levels set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, for each underlying index, the “initial level” is the closing level of such underlying index on the pricing date and the “final level” is the closing level of such underlying index on the final determination date, in each case as determined by the calculation agent. The determination of the initial level and the final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities – Market Disruption Events”.

The “underlying return” for each underlying index is the quotient, expressed as a percentage, of (i) the final level of an underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level
Initial Level

The “least performing underlying index” shall mean the underlying index with the lowest underlying return as compared to the other underlying indices.

Unless otherwise specified in the applicable pricing supplement, the “final determination date” will be the final determination date specified in the applicable pricing supplement, subject to postponement upon the occurrence of a market disruption event, as described herein.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on early, you may lose some or all of your initial investment. Specifically, if the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

The applicable pricing supplement will specify the pricing date, the determination dates, the contingent payment rate, the contingent payments, the call threshold levels, the downside threshold levels, the coupon barrier levels, the contingent payment dates, the determination date and the maturity date, as well as the respective terms of each offering of the securities, including the underlying indices and the initial levels of each underlying index.

The Securities are Part of a Series

The securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the securities that are identical in all respects, except that each offering generally is linked to the performance of a different set of underlying indices and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the securities is a separate and distinct security and you may invest in one or more offerings of the securities as set forth in the applicable pricing supplement. The performance of each offering of the securities will depend solely upon the performance of the underlying indices to which such offering is linked and will not depend on the performance of any other offering of the securities.

Specific terms of each security will be described in the applicable pricing supplement

The specific terms for each offering of the securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➤	Potential for Contingent Payments — UBS will pay a contingent payment for each determination date on which the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels. Investors will not receive the contingent payment applicable to a determination date if the closing level of any one of the underlying indices is less than its respective coupon barrier level on such determination date.

➤	Early Redemption — UBS will redeem the securities early if the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any determination date prior to the final determination date. If the securities are redeemed, UBS will pay a cash payment per security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date. Following an early redemption, no further amounts will be owed to you under the securities.

➤	Contingent repayment of principal amount at maturity — If the securities are not redeemed early, UBS will repay the principal amount of your securities if the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels and you hold the securities to maturity. If (i) the securities are not redeemed early and (ii) the final level of any underlying index is less than its respective downside threshold level, UBS will pay you at maturity an amount in cash that is less than the principal amount, if anything. Specifically, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment. This will result in a loss of some and, in extreme situations all, of your initial investment in the securities. The contingent repayment of principal only applies if you hold the securities to maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS.

➤	Minimum Investment — Each security will have a principal amount of $10 and will have a minimum investment of 100 securities (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one security at a principal amount of $10 per security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 securities.

What are Some of the Risks of the Securities?

An investment in any of the securities involves significant risks. Some of the risks that apply generally to the securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the securities in the “Risk Factors” in this product supplement and in the applicable pricing supplement.

➤	Risk of loss at maturity — The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If the securities are not redeemed early, UBS will repay you the principal amount of your securities in cash only if the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index.

➤	The contingent repayment of principal applies only if you hold your securities to maturity — If your securities are not redeemed early, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

➤	You may not receive any contingent payments — UBS will not necessarily make contingent payments on the securities. If the closing level of any one of the underlying indices on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any of the underlying indices is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

➤	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices — The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Further, if the securities are redeemed early, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed early, you may be subject to the depreciation in the level of the least performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituents.

➤	Higher contingent payment rates are generally associated with a greater risk of loss — Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final level of any one of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any one of the underlying indices for your securities could fall sharply, which could result in the loss of some or all of your initial investment.

➤

Reinvestment risk — The securities will be redeemed early if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any determination date prior to the final determination date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

➤	Credit risk of UBS — The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

➤	Market risk — The return on the securities, which may be positive or negative, is linked to the performance of each underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying indices. The level of each underlying index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

➤	You are exposed to the market risk of each underlying index — Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any one of the underlying indices over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. Accordingly, your investment is subject to the market risk of each underlying index.

➤	Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will lose some or all of your initial investment — The risk that you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final level of any one underlying index will be less than its respective downside threshold level, and therefore it is more likely that you will receive an amount in cash which is worth less than your principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final level of any underlying index is less than its respective downside threshold level is even greater.

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There can be no assurance that the investment view implicit in the securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. There can be no assurance that the closing levels of all of the underlying indices will be equal to or greater than their respective coupon barrier levels on any determination date, or, if not redeemed early, that the final levels of all the underlying indices will be equal to or greater than their respective downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

➤	You will not receive dividend payments on any of the index constituent stocks or have any shareholder rights in the index constituent stocks — You will not receive any dividend payments or other distributions on any of the index constituent stocks. As an owner of the securities, you will not have voting rights or any other rights that holders of any of the index constituent stocks may have.

➤	There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product and as a result, you may suffer substantial losses.

➤	Price of securities prior to maturity — The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the volatility of the underlying indices; the correlation among the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➤	Impact of fees on the secondary market price of the securities — Generally, the price of the securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the securities.

➤	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with return linked to the performance of one or more of the underlying indices or the index constituents, may adversely affect the levels of one or more of the underlying indices and, therefore, the market value of the securities.

➤	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying indices or trading activities related to one or more underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any based on observed closing levels of the underlying indices, if any. The calculation agent can postpone the determination of the initial level, closing level or final level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date (including the final determination date).

➤	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

➤	Dealer incentives — UBS and its affiliates act in various capacities with respect to the securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the securities and such compensation may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities.

➤	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your securities set forth in the applicable pricing supplement, the securities may be a suitable investment for you if:

➤	You fully understand the risks inherent in an investment in the securities, including the risk of loss of some or all of your initial investment.

➤	You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the least performing underlying index or its index constituents.

➤	You believe the closing levels of all of the underlying indices will be equal to or greater than their respective coupon barrier levels on each determination date.

➤	You believe the final levels of all the underlying indices will be equal to or greater than their respective downside threshold levels on the final determination date.

➤	You understand and accept that you will not participate in any appreciation in the level of any of the underlying indices and that your potential return is limited to the contingent payments specified in the applicable pricing supplement.

➤	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the least performing underlying index.

➤	You do not seek guaranteed current income and are willing to forgo dividends paid on any index constituent stocks.

➤	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.

➤	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your securities set forth in the applicable pricing supplement, the securities may not be a suitable investment for you if:

➤	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of some or all of your initial investment.

➤	You require an investment designed to provide a full return of principal at maturity.

➤	You are not willing to make an investment that may have the same downside market risk as an investment in the least performing underlying index or its index constituents.

➤	You believe that the level of any one of the underlying indices will decline during the term of the securities and that its closing level is likely to be less than its respective coupon barrier level on each determination date.

➤	You believe the final level of any underlying index will be less than its respective downside threshold level on the final determination date.

➤	You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.

➤	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the least performing underlying index.

➤	You seek guaranteed current income and prefer to receive the dividends paid on any index constituent stocks.

➤	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

➤	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” in this product supplement.

What are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, and, although the U.S. federal income tax treatment of the contingent payments is uncertain, we expect that any contingent payment that is paid by UBS (including on the maturity date or upon an early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting obligations, if any, we intend to treat the contingent payments as ordinary income.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize gain or loss upon the sale, exchange, early redemption, redemption or maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent that the issuer of any index constituent stock were treated as a “pass-thru entity”) or pursuant to some other characterization such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee repayment of principal.

The Internal Revenue Service (the “IRS”) has released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent payments. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to the discussion under “Supplemental U.S. Tax Considerations” with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold any tax on any contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of any underlying index relative to its initial level. We cannot predict whether the closing level of any underlying index will be equal to or greater than its respective call threshold level or coupon barrier level on the specified determination dates (including the final determination date) or its respective downside threshold level on the final determination date. You should not take these examples as an indication or assurance of the expected performance of the underlying indices. The examples are based on the assumptions therein.

Calculate the Contingent Payment on a Contingent Payment Date

UBS will pay you the applicable contingent payment for each security you own during the term of the securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on the applicable determination date. However, if the closing level of any one underlying index is less than its respective coupon barrier level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

Contingent payments on the securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing level of any one of the underlying indices is less than its respective coupon barrier level.

Calculate the Cash Payment upon an Early Redemption

The payment upon an early redemption will be calculated as follows:

If the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any determination date prior to the final determination date, UBS will redeem the securities early (an “early redemption”). If we redeem the securities early, UBS will pay, on the applicable contingent payment date, a cash payment per security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date (the “early redemption amount”).

Calculate the Cash Payment at Maturity

Assuming that the securities are not redeemed early, the following steps shall apply:

If the securities are not redeemed early and the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels, at maturity, UBS will pay you a cash payment per security equal to your principal amount plus, if the final levels of all the underlying indices are also equal to or greater than their respective coupon barrier levels, the contingent payment otherwise due on the maturity date.

If the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a percentage loss on your investment that is equal to the underlying return of the least performing underlying index.

The “underlying return” for each underlying index is the quotient, expressed as a percentage, of (i) the final level of an underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level Initial Level

The “least performing underlying index” shall mean the underlying index with the lowest underlying return as compared to the other underlying indices.

Unless otherwise specified in the applicable pricing supplement, for each underlying index, the “initial level” is the closing level of such underlying index on the pricing date and the “final level” is the closing level of such underlying index on the final determination date, in each case as determined by the calculation agent. The determination of the initial level and the final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities – Market Disruption Events”.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed early, you may lose some or all of your initial investment. Specifically, if the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

Hypothetical Performance Scenarios

The examples below illustrate the payment upon an early redemption or at maturity for a $10 security on a hypothetical offering of the securities, with the following assumptions:

Principal Amount:	$10
Term:	Approximately 5 years
Contingent Payment Rate:	7.40% per annum (or 0.6167% per month)
Contingent Payment:	$0.06167 per month
Determination Dates:	Monthly
Initial Level:
Underlying Index A: 80
Underlying Index B: 140
Downside Threshold Level:
Underlying Index A: 40 (which is 50% of the Initial Level)
Underlying Index B: 70 (which is 50% of the Initial Level)
Coupon Barrier Level:
Underlying Index A: 60 (which is 75% of the Initial Level)
Underlying Index B: 105 (which is 75% of the Initial Level)
Call Threshold Level:
Underlying Index A: 80 (which is 100% of the Initial Level)
Underlying Index B: 140 (which is 100% of the Initial Level)

Example 1 — Securities are redeemed on the first determination date

Date	Closing Level	Payment (per security)
First Determination Date	Underlying Index A: 90 (equal to or greater than Call Threshold Level and Coupon Barrier Level) Underlying Index B: 150 (equal to or greater than Call Threshold Level and Coupon Barrier Level)	$10.06167 (Settlement Amount)

	Total Payment	$10.06167 (0.6167% total return)

Because the securities are redeemed on the first determination date, UBS will pay on the contingent payment date a total of $10.06167 per security (reflecting your principal amount plus the applicable contingent payment), a 0.6167% total return on the securities. You will not receive any further payments on the securities.

Example 2 — Securities are NOT redeemed prior to the final determination date and the final levels of all the underlying indices are equal to or greater than their respective coupon barrier levels and downside threshold levels

Date	Closing Level	Payment (per security)
First Determination Date

Underlying Index A: 76 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)

Underlying Index B: 130 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)

$0.06167 (Contingent Payment)
Second Determination Date	Underlying Index A: 82 (equal to or greater than Coupon Barrier Level and Call Threshold Level) Underlying Index B: 130 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)	$0.06167 (Contingent Payment)
Third through Fifty-Ninth Determination Dates	Underlying Index A: Various (all equal to or greater than Coupon Barrier Level; less than Call Threshold Level) Underlying Index B: Various (all less than Coupon Barrier Level and Call Threshold Level)	$0
Final Determination Date	Underlying Index A: 62 (equal to or greater than Coupon Barrier Level and Downside Threshold Level) Underlying Index B: 110 (equal to or greater than Coupon Barrier Level and Downside Threshold Level)	$10.06167 (Payment at Maturity)

	Total Payment	$10.18501 (1.8501% total return)

Because the securities are not redeemed early and the final levels of both underlying indices are equal to or greater than their coupon barrier levels and downside threshold levels, at maturity, UBS will pay a total of $10.06167 per security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payments of $0.12334 received in respect of the prior determination dates, UBS will have paid a total of $10.18501, a 1.8501% total return on the securities.

Example 3 — Securities are NOT redeemed prior to the final determination date and the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels. However, the final level of one of the underlying indices is below its respective coupon barrier level on the final determination date.

Date	Closing Level	Payment (per security)
First Determination Date

Underlying Index A: 76 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)

Underlying Index B: 130 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)

$0.06167 (Contingent Payment)
Second Determination Date	Underlying Index A: 82 (equal to or greater than Coupon Barrier Level and Call Threshold Level) Underlying Index B: 139 (equal to or greater than Coupon Barrier Level; less than Call Threshold Level)	$0.06167 (Contingent Payment)
Third through Fifty-Ninth Determination Dates	Underlying Index A: Various (all equal to or greater than Coupon Barrier Level; less than Call Threshold Level) Underlying Index B: Various (all less than Coupon Barrier Level and Call Threshold Level)	$0
Final Determination Date

Underlying Index A: 50 (equal to or greater than Downside Threshold Level; less than Coupon Barrier Level)

Underlying Index B: 115 (equal to or greater than Downside Threshold Level and Coupon Barrier Level)

$10 (Payment at Maturity)

	Total Payment	$10.12334 (1.2334% total return)

Because the securities are not redeemed early and the final levels of both underlying indices are equal to or greater than their downside threshold levels, but the final level of one underlying index is less than its coupon barrier level, at maturity, UBS will pay a total of $10 per security (reflecting your principal amount). When added to the contingent payments of $0.12334 received in respect of the prior determination dates, UBS will have paid a total of $10.12334, a 1.2334% total return on the securities. In this example, no contingent payment will be made on the maturity date because the final level of one of the underlying indices on the final determination date was below its respective coupon barrier level.

Example 4 — Securities are NOT redeemed and the final level of any underlying index is less than its respective downside threshold level

Date	Closing Level	Payment (per security)
First Determination Date

Underlying Index A: 65 (equal to or greater than

Coupon Barrier Level; less than Call Threshold Level)

Underlying Index B: 108 (equal to or greater than

Coupon Barrier Level; less than Call Threshold Level)

		$0.06167 (Contingent Payment)
Second Determination Date

Underlying Index A: 73 (equal to or greater than

Coupon Barrier Level; less than Call Threshold Level)

Underlying Index B: 125 (equal to or greater than

Coupon Barrier Level; less than Call Threshold Level)

		$0.06167 (Contingent Payment)
Third through Fifty-Ninth Determination Dates	Underlying Index A: Various (all less than Coupon Barrier Level and Call Threshold Level) Underlying Index B: Various (all less than Coupon Barrier Level and Call Threshold Level)	$0
Final Determination Date

Underlying Index A: 90 (equal to or greater than Coupon Barrier Level and Call Threshold Level)

Underlying Index B: 56 (less than Call Threshold

Level, Coupon Barrier Level and Downside Threshold Level)

		$10 + [$10 × Underlying Return of Least Performing Underlying Index] = $10 + [$10 × -60%]= $10 - $6 = $4 (Payment at Maturity)

	Total Payment	$4.12334 (-58.7666% return)

Because the securities are not redeemed early and the final level of Underlying Index B is less than its downside threshold level, at maturity, you will be exposed to the underlying return of the least performing underlying index and UBS will pay you $4 per security. When added to the contingent payments of $0.12334 received in respect of prior determination dates, UBS will have paid you $4.12334 per security for a loss on the securities of 58.7666%. No contingent payment will be made on the maturity date because the final level of one of the underlying indices on the final determination date was less than its respective coupon barrier level.

We make no representation or warranty as to which of the underlying indices will be the least performing underlying index for the purposes of calculating your actual payment at maturity.

The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed early, you may lose some or all of your initial investment. Specifically, if the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

The securities will not pay a contingent payment if any one underlying index is less than its respective coupon barrier level on a determination date. The securities will not be subject to an early redemption if any one underlying index is less than its respective call threshold level on a determination date.

Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities.

Risk Factors

The return on the securities is linked to the performance of two or more of the underlying indices. Investing in the securities is not equivalent to investing directly in any, all or a combination of the index constituents. This section describes the most significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the securities only applies at maturity and is not guaranteed. You may lose some or all of your initial investment in the securities.

The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If the securities are not redeemed early, UBS will repay you the principal amount of your securities in cash only if the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, UBS will pay you an amount in cash that is less than your principal amount, if anything. Specifically, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

The contingent repayment of principal applies only if you hold your securities to maturity.

If your securities are not redeemed early, you should be willing to hold your securities to maturity. If you are able to sell your securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

You may not receive any contingent payments with respect to your securities.

UBS will not necessarily make contingent payments on the securities. If the closing level of any one of the underlying indices on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any one of the underlying indices is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices.

The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, the total return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Since the securities could be redeemed early, the total return on the securities could be minimal. If the securities are not redeemed early, you may be

Risk Factors

subject to each underlying index’s risk of decline even though you cannot participate in any appreciation in the level of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituents.

Higher contingent payment rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final level of any one of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any one of the underlying indices for your securities could fall sharply, which could result in the loss of some or all of your initial investment.

The securities may be redeemed early and are subject to reinvestment risk.

If your securities are redeemed early, the term of the securities will be reduced and you will not receive any payment on the securities after the applicable contingent payment date. In the event that the securities are redeemed prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an early redemption of the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the level of the new securities. Because the securities may be redeemed as early as the first determination date, you should be prepared in the event the securities are redeemed early.

Any payment on the securities is subject to the creditworthiness of UBS.

The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

You are exposed to the market risk of each underlying index.

Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the underlying indices. Poor performance by any one of the underlying indices over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. For the securities to be redeemed prior to maturity or to receive any contingent payment or contingent repayment of principal at maturity from UBS, the closing level, or final level, as applicable, of all underlying indices are required to be equal to or greater than their respective call threshold levels, coupon barrier levels and downside threshold levels, respectively, on the applicable determination date. In addition, if not redeemed early, you may incur a percentage loss equal to the underlying return of the least performing underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

Risk Factors

Because the securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that the final level of one of the underlying indices will be less than its downside threshold level, increasing the probability that you will lose some or all of your initial investment.

The risk that you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final level of any underlying index is less than its respective downside threshold level, and therefore it is more likely that you will receive an amount in cash which is worth less than your principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final level of any underlying index will be less than its respective downside threshold level is even greater.

There can be no assurance that the investment view implicit in the securities will be successful.

It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. There can be no assurance that the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on any determination date, or, if not redeemed early, that the final levels of all the underlying indices will be equal to or greater than their respective downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

You will not receive dividend payments on any of the index constituent stocks or have any shareholder rights in the index constituent stocks.

You will not receive any dividend payments or other distributions on any of the index constituent stocks. As an owner of the securities, you will not have voting rights or any other rights that holders of any of the index constituent stocks may have.

The determination as to whether the contingent payment is payable to you on any contingent payment date or whether the securities are subject to an early redemption, or the formula for calculating the payment at maturity of the securities do not take into account all developments in the levels of the underlying indices.

Changes in the levels of the underlying indices during the periods between each determination date may not be reflected in the determinations as to whether the contingent payment is payable to you on any contingent payment date or whether the securities are subject to an early redemption, or the calculation of the amount payable at maturity of the securities. The calculation agent will determine whether (i) the contingent payment is payable to you on any contingent payment date or (ii) the securities are subject to an early redemption, by observing only the closing levels of the underlying indices on the applicable determination date. The calculation agent will calculate the payment at maturity by comparing only the final levels of the underlying indices relative to the initial levels of the underlying indices. No other levels or values will be taken into account. As a result, you may lose some or all of your initial investment even if the level of any of the underlying indices has risen at certain times during the term of the securities before falling to a closing level that is less than its respective downside threshold level on the final determination date.

Risk Factors

The calculation agent may postpone any determination date, including the final determination date (and thus the applicable contingent payment date or the maturity date, respectively), upon the occurrence of a market disruption event.

The determination of the initial level, closing level or final level may be postponed with respect to an underlying index if the calculation agent determines that a market disruption event has occurred or is continuing on any determination date (including the final determination date). If such a postponement occurs, the calculation agent will determine the closing level or final level of the affected underlying index by reference to the closing level of that underlying index on the first trading day on which no market disruption occurs or is continuing. In no event, however, will the relevant determination date or the final determination date for such affected underlying index be postponed by more than eight trading days. As a result, the relevant contingent payment date or the maturity date for the securities could also be postponed, although not by more than eight trading days.

If the relevant determination date or the final determination date for an affected underlying index is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level on that day. In such an event, the calculation agent will estimate the closing level of the affected underlying index that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities – Market Disruption Events”, which may adversely affect the return on your investment in the securities.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities.

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses.

You should be willing to hold your securities to maturity. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any

Risk Factors

electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time.

If you sell your securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the levels of the underlying indices have risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your securities to maturity or until redeemed by us.

The market value of the securities may be influenced by unpredictable factors.

The market value of your securities may fluctuate between the date you purchase them and the final determination date. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that, generally, the levels of the underlying indices on any day will affect the market value of the securities more than any other single factor. Other factors that may influence the market value of the securities include:

➤	the volatility of the underlying indices or index constituents (i.e., the frequencies and magnitudes of changes in the levels of such assets over the term of the securities);

➤	the composition of the underlying indices and changes to their respective index constituents;

➤	the market prices of the index constituents;

➤	the correlation among the underlying indices;

➤	the dividend rate paid on any index constituent stocks (while not paid to the holders of the securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the securities);

➤	interest rates in the U.S. market and each market related to the underlying indices or index constituents;

➤	the time remaining to the maturity of the securities;

➤	supply and demand for the securities, including inventory positions with UBS Securities LLC or any other market maker;

➤	for any underlying index having index constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➤	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying indices, index constituents or equity and commodity markets generally; and

➤	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your securities may offset or enhance the effect of another factor. It is possible for the levels of all of the underlying indices to increase while the market value of the securities declines. Therefore, the value of the securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

Risk Factors

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS

OF THE UNDERLYING INDICES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate any payments owed on the securities (except for licensing arrangements discussed in the index supplement and/or pricing supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your securities are linked, it may become difficult to determine the market value of the securities and any amount owed at maturity or on a contingent payment date. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on a contingent payment date will be determined by the calculation agent. See “General Terms of the Securities—Market Disruption Events” and “—Role of Calculation Agent”. No index sponsor is involved in the offer of the securities in any way and has no obligation to consider your interests as an owner of the securities in taking any actions that might affect the market value of your securities or any payment on the securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsors and each underlying index to which your securities are linked from publicly available information, without independent verification. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities.

Changes that affect the underlying indices will affect the market value of your securities and the amount you will receive at maturity of your securities.

The policies of the index sponsors concerning the calculation of the underlying indices, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying indices, could affect the level of the underlying indices and, therefore, could affect the amount payable on your securities at maturity and the market value of your securities prior to maturity. The amount

Risk Factors

payable on the securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the securities. If events such as these occur, or if the closing level or final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the closing level or final level—and thus the amount payable on any contingent payment date or at maturity—in a manner it considers appropriate.

Historical performance of the underlying indices should not be taken as an indication of the future performance of the underlying indices during the term of the securities.

The market prices of the index constituents will determine the level of the underlying indices. The historical performance of the underlying indices should not be taken as an indication of the future performance of the underlying indices. As a result, it is impossible to predict whether the closing levels of the underlying indices will rise or fall. The closing levels of the underlying indices will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the index constituents.

An investment in the securities may be subject to risks associated with non-U.S. securities or futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risk Factors

The return on the securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for an underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the securities are denominated in U.S. dollars, and the calculation of the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of an underlying index and therefore, the amount payable on your securities. The amount we pay in respect of the securities on a contingent payment date or the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The securities may be subject to currency exchange risk.

Because the price of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the securities may be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to an underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Risk Factors

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES

In the case of securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of securities linked to a commodities index, the securities may not offer direct exposure to commodity spot prices.

Your securities may be linked to an index that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that is linked to commodity spot prices.

In the case of securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of an underlying index and, therefore, the value of your securities.

In the case of securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable on the securities.

Your securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical

Risk Factors

commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in an underlying index and the markets for those index commodities during the term of your securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your securities are linked and, accordingly, decrease the possibility of receiving a contingent payment, the securities being redeemed and the payment you receive at maturity if not previously redeemed.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any index constituent, or other derivative products based on any index constituent or an underlying index may adversely affect the probability of the securities being redeemed or any contingent payment becoming payable, any amount payable at maturity and the market value of the securities.

As described below under “Use of Proceeds and Hedging” UBS or its affiliates expect to enter into hedging transactions involving purchases of the index constituents of one or more of the underlying indices, listed and/or over-the-counter options on any index constituent or one or more underlying indices, futures on any index constituent or one or more underlying indices, or exchange traded funds or other instruments with returns linked or related to changes in the performance of the index constituents of one or more of the underlying indices or one or more of underlying indices prior to and/or on the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of an underlying index and, therefore, the probability of the securities being redeemed or any contingent payment becoming payable, the amount payable at maturity and the market value of the securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. No holder of the securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents of one or more of the underlying indices and other investments relating to the underlying indices or index constituents on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying indices and, therefore, the probability of the securities being redeemed or any contingent payment becoming payable, the amount payable at maturity and the market value of the securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or one or more underlying indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the securities, although they are not obligated to do so. As market makers, trading of the securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the securities in their inventory. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market price for the securities.

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the underlying indices and the index constituents that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of any underlying index, could be adverse to such holders’ interests as beneficial owners of the securities.

In the case of securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the securities as beneficial owners of the securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituent stocks and the level of the underlying indices and, therefore, the probability of the securities being redeemed, the probability of any contingent payment becoming payable on the applicable contingent payment date, the amount payable at maturity and the market value of the securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the levels of the underlying indices or the market value of, and your return on, the securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices and index constituents to which the securities are linked.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing levels of the underlying indices are equal to or greater than their respective call threshold levels on any determination date prior to the final determination date, whether the closing level of any one of the underlying indices is less than its respective coupon barrier level on any determination date (including the final determination date), whether the final level of any underlying index is less than its respective downside threshold level and, accordingly, the payment on the applicable contingent payment date or at maturity on your securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities – Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying indices. This determination may, in turn, depend on the calculation

Risk Factors

agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Because this determination by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the securities.

UBS and its affiliates act in various capacities with respect to the securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the securities and such compensation may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the securities are uncertain.

Significant aspects of the tax treatment of the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, we do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities could be affected materially and adversely. Please read carefully the sections entitled “What are the Tax Consequences of the Securities?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your tax situation.

The IRS has released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the

Risk Factors

term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

The U.S. withholding tax treatment of the contingent payments is uncertain for Non-U.S. holders

The U.S. federal income tax treatment of the contingent payments is unclear. Unless otherwise stated in the applicable pricing supplement and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non-U.S. Holders — Section 871(m)” and “ —Foreign Account Tax Compliance Act”, we currently do not intend to withhold any tax on any contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts so withheld. If you are a non-U.S. holder, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

General Terms of the Securities

The following is a summary of the general terms of the securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the securities. The applicable pricing supplement may use different defined terms than those used herein to describe the securities.

Contingent Payment

UBS will pay you the applicable contingent payment for each security you own during the term of the securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on the applicable determination date. However, if the closing level of any one underlying index is less than its respective coupon barrier level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable pricing supplement, calculated based upon a rate per annum (the “contingent payment rate”). The applicable pricing supplement may specify that the contingent payment rate will be a variable or floating rate, in which case the contingent payment will be a non-fixed amount based on unequal installments at such contingent payment rate.

The “coupon barrier levels” are specified levels of the underlying indices that are less than their respective initial levels as set forth in the applicable pricing supplement. Unlike ordinary debt securities, UBS will not necessarily pay contingent payments or repay the principal amount of the securities at maturity. You must be willing to accept that if the closing level of any one underlying index is less than its respective coupon barrier level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date.

Contingent payments on the securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing level of any underlying index is less than its respective coupon barrier level.

Payment upon an Early Redemption

If the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any determination date prior to the final determination date, UBS will redeem the securities early (an “early redemption”). If we redeem the securities on a determination date prior to the final determination date, UBS will pay on the applicable contingent payment date a cash payment per security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date (the “early redemption amount”).

General Terms of the Securities

The “call threshold levels” are specified levels of the underlying indices as set forth in the applicable pricing supplement. The principal amount may be referred to in the applicable pricing supplement as the “stated principal amount,” or in such other manner as may be specified in the applicable pricing supplement.

Payment at Maturity

If the securities are not redeemed early, at maturity UBS will pay you a cash payment for each security that you hold, calculated as follows:

➤	If the final levels of all the underlying indices are equal to or greater than their respective downside threshold levels, UBS will pay you a cash payment per security equal to your principal amount plus, if the final levels of all the underlying indices are also equal to or greater than their respective coupon barrier levels, the contingent payment otherwise due on the maturity date.

➤	If the final level of any underlying index is less than its respective downside threshold level, UBS will pay you for each security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss on your investment that is equal to the underlying return of the least performing underlying index, for an amount equal to:

$10 + ($10 × Underlying Return of the Least Performing Underlying Index).

You must be willing to risk losing up to 100% of your principal amount invested if (i) the securities are not redeemed early and (ii) the final level of any underlying index is less than its respective downside threshold level on the final determination date.

The “least performing underlying index” shall mean the underlying index with the lowest underlying return as compared to the other underlying indices. The least performing underlying index may be referred to in the applicable pricing supplement as the “worst performing underlying index,” or in such other manner as may be specified in the applicable pricing supplement.

The “downside threshold levels” are specified levels of the underlying indices that are less than their respective initial levels set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, for each underlying index, the “initial level” is the closing level of such underlying index on the pricing date and the “final level” is the closing level of such underlying index on the final determination date, in each case as determined by the calculation agent. The initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement. The final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities – Market Disruption Events”.

The “underlying return” for each underlying index is the difference between the final level and initial level of such underlying index and is expressed as a percentage of its initial level. The underlying return may be negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed early, you may lose some or all of your initial investment.

General Terms of the Securities

Specifically, if the securities are not redeemed early and the final level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying index, and in extreme situations, you could lose all of your initial investment.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

We may issue separate offerings of the securities that are identical in all respects, except that each offering generally is linked to the performance of a different set of underlying indices and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the securities is a separate and distinct security and you may invest in one or more offerings of the securities as set forth in the applicable pricing supplement. The performance of each offering of the securities will depend solely upon the performance of the underlying indices to which such offering is linked and will not depend on the performance of any other offering of the securities.

The securities are not sponsored, endorsed, sold or promoted by the index sponsors, and investing in the securities is not equivalent to investing directly in the underlying indices.

Denominations

Each security will have a principal amount of $10, and a minimum investment of 100 securities (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one security at a principal amount of $10 per security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 securities. The principal amount may be referred to in the applicable pricing supplement as the “stated principal amount”, or in such other manner as may be specified in the applicable pricing supplement.

Contingent Payment Dates

If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on any determination date, UBS will pay you the applicable contingent payment on the contingent payment date corresponding to such determination date, which will generally be two to five business days following such determination date. Additionally, if the securities are redeemed on a possible determination date, UBS will pay you the early redemption amount on the contingent payment date corresponding to that determination date set forth in the applicable pricing supplement, which will generally be between two and five business days following such determination date. As described under “— Determination Dates” below, the calculation agent may postpone a determination date — and therefore a contingent payment date — if a market disruption event occurs or is continuing on a day that would otherwise be a determination date. We describe market disruption events under “— Market Disruption Events” below. Any contingent payment payable on a contingent payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled contingent payment date.

General Terms of the Securities

Determination Dates

The determination dates for your securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying index on any such day. In that event, the determination date for such affected underlying index will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a determination date for the securities be postponed by more than eight trading days. The postponement of a determination date for any underlying index will not affect the determination date for any other underlying index. In addition, the postponement of one or more determination dates shall have no effect on any subsequent determination dates.

If any determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, such determination date will be the next following trading day.

Maturity Date

The maturity date for your securities will be set forth in the applicable pricing supplement. If not redeemed early, the securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final determination date for any underlying index, the maturity date will be postponed to maintain the same number of business days between the final determination date for the last underlying index for which a final level is determined and the maturity date as existed prior to the postponement of the final determination date for one or more underlying indices. As discussed below under “— Final Determination Date,” the calculation agent may postpone the final determination date for an underlying index if a market disruption event with respect to such underlying index occurs or is continuing on a day that would otherwise be the final determination date for such underlying index. We describe market disruption events under “— Market Disruption Events” below.

The postponement of the maturity date for one offering of the securities will not affect the maturity date for any other offering of the securities.

Final Determination Date

If the securities are not previously redeemed, the final determination for each underlying index will be on the final determination date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying index on that day. In that event, the final determination date for the affected underlying index, will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing with respect to the affected underlying index. In no event, however, will the final determination date — and, therefore, the Maturity Date — for any underlying index affected by a market disruption event be postponed by more than eight trading days. The postponement of the final determination date for any underlying index will not affect the final determination date for any other underlying index. In addition, a market disruption event for a particular offering of the securities will not necessarily be a market disruption event for any other offering of the securities.

If the final determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final determination date will be the next following trading day.

General Terms of the Securities

Closing level

Unless otherwise specified in the applicable pricing supplement, the “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level of each underlying index on each determination date and the final level of each underlying index on the final determination date. As described above, any determination date (including the final determination date) may be postponed by up to eight trading days, and thus the determination of the closing level of any underlying index with respect to such determination date, or the final level with respect to the final determination date, as applicable, may be postponed if the calculation agent determines that, on any determination date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the new determination date will be the first trading day on which no market disruption event occurs or is continuing. If, however, the affected determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level, or final level, as applicable, on that day. In such an event, the calculation agent will estimate the closing level, or final level, as applicable, for the underlying index that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event with respect to a particular underlying index, the calculation agent may waive its right to postpone a determination date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level, as applicable, of such underlying index with respect to such determination date.

For the avoidance of doubt, if on any determination date or final determination date, the calculation agent determines that no market disruption event is occurring with respect to a particular underlying index, the determination of the closing level or final level, as applicable, for that underlying index will be made on that determination date or final determination date, as applicable, irrespective of the occurrence of a market disruption event on such determination date or final determination date, as applicable, with respect to one or more of the other underlying indices.

The calculation agent may also postpone the determination of the initial level of an underlying index on the pricing date specified in the applicable pricing supplement for each offering of the securities, if it determines that a market disruption event has occurred or is continuing with respect to any underlying index on that date. If the pricing date is postponed, the calculation agent may adjust the final determination date and maturity date to ensure that the stated term of that offering of the securities remains the same.

General Terms of the Securities

Any of the following will be a market disruption event with regard to a particular offering of the securities, in each case as determined by the calculation agent:

➤	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any options or futures contract) for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➤	a suspension, absence or material limitation of trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➤	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➤	a change in the settlement price of any options or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➤	the settlement price is not published for any individual options or futures contract included in an underlying index;

➤	the underlying index is not published; or

➤	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to your securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events:

➤	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➤	a decision to permanently discontinue trading in the options or futures contracts relating to the underlying index, in any index constituents or in any options or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

General Terms of the Securities

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, call threshold level, coupon barrier level, downside threshold level, final level and the amount payable upon any contingent payment date or at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating an underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, closing level or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial levels, call threshold levels, coupon barrier levels, downside threshold levels, final levels and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your securities, the redemption price of the securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of the principal of the securities at maturity. We describe the default amount below under “General Terms of the Securities — Default Amount.”

General Terms of the Securities

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the securities as the outstanding principal amount of the series of securities constituted by that security. Although the terms of the securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for your securities on any day will be an amount, in U.S. dollars, for the principal of your securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your securities. That cost will equal:

➤	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➤	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➤	no quotation of the kind referred to above is obtained; or

➤	every quotation of that kind obtained is objected to within five business days after the due date as described above.

General Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➤	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➤	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment on the securities upon an early redemption or at maturity will be made to accounts designated by you or the holder of your securities and approved by us, or at the office of the trustee in New York City, but only when your securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Payments

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a payment for the securities will be the business day prior to the contingent payment date.

Trading Day

A “trading day” for an underlying index is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which the index constituents are listed or admitted for trading. With respect to index constituents issued by a non-U.S. issuer that are listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instruments are listed or admitted for trading.

Business Day

When we refer to a business day with respect to your securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The original issue date, contingent payment dates and maturity date for your securities will be the dates specified in the applicable pricing supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the securities without notice. The calculation agent will make all determinations regarding the value of the securities at maturity, market disruption events, business days, trading days, the default amount, the initial levels, the final levels, the closing levels, the call threshold levels, the coupon barrier levels, the downside threshold levels, the least performing underlying index, the contingent payment payable in respect of any contingent payment date, the amount payable in respect of your securities and all other determinations with respect to the securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In anticipation of the sale of the securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more underlying indices or index constituents and/or listed and/or over-the-counter options, futures, exchange-traded funds on the index constituents of one or more of the underlying indices or one or more of the underlying indices prior to and/or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your securities, from time to time, we or our affiliates may:

➤	acquire or dispose of long or short positions in index constituents or other securities of issuers of the index constituent stocks;

➤	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;

➤	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index or index constituents;

➤	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or

➤	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the securities on or before the final determination date for your securities. That step may involve sales or purchases of the instruments described above.

No holder of the securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your securities from time to time and the payment at maturity of your securities. See “Risk Factors” section in this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the securities are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments of interest, principal and/or other amounts under the securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your securities upon initial issuance and hold your securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➤	a dealer in securities or currencies,

➤	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➤	a financial institution or a bank,

➤	a regulated investment company or a real estate investment trust,

➤	a life insurance company,

➤	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

➤	a person that owns securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the securities or a “wash sale” with respect to the securities or any underlying index or

➤	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a security, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Supplemental U.S. Tax Considerations

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a security and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

In addition, we will not attempt to ascertain whether the issuer of any index constituent stocks would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, early redemption, redemption or maturity of a security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your securities described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your securities. The risk that the securities would be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee repayment of principal.

Tax Treatment of securities

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your securities as pre-paid derivative contracts with respect to the underlying indices and the terms of the securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the

Supplemental U.S. Tax Considerations

contrary) to treat the securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your securities, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the securities will be so treated.

Tax Consequences to U.S. Holders

Treatment of Contingent Payments. Although the tax treatment of the contingent payments is unclear, we intend to treat such contingent payments (including any contingent payment paid on or with respect to the maturity date or an early redemption) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent payments be included in income when received and for accrual basis taxpayers when the right to receive, and amount of, such contingent payment is fixed.

Tax Treatment on Sale, Exchange, Early Redeption or Redemption.

Consistent with the tax characterization of the securities set forth above, you should generally realize capital gain or loss on the sale, exchange, early redemption or receipt of cash upon a redemption at maturity of your securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) at such time and your tax basis in the securities. Your tax basis in a security should generally be the price you paid for your securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the securities described above. If the IRS were successful in asserting an alternative treatment of the securities, the timing and character of income on your securities could differ materially from our description herein.

Contingent Payment Debt Instrument.

If the securities have a term of greater than one year, it is possible that the securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income as original issue discount over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities with the result that your taxable income in any year could differ significantly from the contingent payments, if any, you receive in that year. You would recognize gain or loss upon the sale, exchange, early redemption, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted

Supplemental U.S. Tax Considerations

basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your security and decreased by any contingent payments. Any gain you recognize upon the sale, exchange, early redemption, redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

Contingent Short-Term Debt Instrument.

If your securities have a term of one year or less, it is possible that the securities could be treated as debt instruments subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent payments. You should consult your tax advisor as to the tax consequences of such a characterization.

Other Alternative Treatments.

Additionally, it is possible that your securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any contingent payments) on such deposit over the term of the securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the securities are not redeemed, you may realize short term capital loss on the maturity date.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments paid under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the securities as notional principal contracts or publishes future guidance requiring current economic accrual for contingent payments on forward or other derivative contracts, it is possible that you could be required to accrue income over the term of the securities in excess of contingent payments.

To the extent that an index constituent includes commodities, it is possible that the IRS could assert that Section 1256 of the Code should apply to your securities or a portion of your securities. If Section 1256 were to apply to your securities, gain or loss recognized with respect to your securities or the relevant portion of your securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the securities. You would also be required to mark your securities (or a portion of your securities) to market at the end of each year (i.e., recognize gain or loss as if the securities or the relevant portion of the securities had been sold for fair market value).

Furthermore, the IRS could possibly assert that (i) you should be treated as owning the components of an underlying index, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the index constituents, (iii) any gain or loss that you recognize upon the

Supplemental U.S. Tax Considerations

exchange or maturity of the securities (including any amount attributable to an unpaid contingent payment, as discussed above) should be treated as ordinary gain or loss (or as short-term capital gain or loss), (iv) you should be required to accrue interest income over the term of your securities or (v) you should be required to include in ordinary income an amount equal to any increase in an underlying index that is attributable to ordinary income that is realized in respect of the component share or commodities that are part of the underlying index to which your securities relate.

It is also possible that the contingent payments would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your securities and result in greater gain or smaller loss on the sale, exchange, early redemption, redemption or maturity of your securities.

You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations and treatments of your securities for U.S. federal income tax purposes. Prospective investors in securities should consult their tax advisors as to the tax consequences to them of purchasing securities including any alternative characterizations and treatments.

Possible Change in Law

The IRS has released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payment and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Additionally, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there may be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the securities or a sale of the securities generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale of the securities to be treated as a Reportable Transaction.

You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Asset Reporting

U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Backup Withholding and Information Reporting

Cash proceeds received from a disposition of a security may be subject to information reporting. We expect that contingent payments will be subject to information reporting unless you qualify for an exemption. Cash proceeds and contingent payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a fully completed and validly executed applicable IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we

Supplemental U.S. Tax Considerations

or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts withheld.

In general, gain realized on the sale, exchange, early redemption, redemption or maturity of the securities by a non- U.S. holder will not be subject to federal income tax, unless:

•	the gain with respect to the securities is effectively connected with a trade or business conducted by the non- U.S. holder in the U.S.; or

•	the non- U.S. holder is a nonresident alien individual who holds the securities as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange, early redemption, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, early redemption, redemption or maturity of the securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any index constituent stocks and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, early redemption, redemption or other taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of any index constituent stocks as a United States real property holding corporation or the securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference indices containing U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult

Supplemental U.S. Tax Considerations

with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the securities.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e.,certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the securities arising under the laws of any other taxing jurisdiction.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuer of any index constituent stocks).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intend to resell the offered securities at the original issue price to public applicable to the offered securities to be resold. UBS Securities LLC may resell the securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with any offering of the securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest —UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.